Exhibit 99.1
LIGHTING SCIENCE GROUP ANNOUNCES DEVELOPMENTS IN LITIGATION
WITH PHILIPS ELECTRONICS
NEW YORK, October 2, 2008 — Lighting Science Group Corporation (OTCBB: LSCG) (LSG), a developer and integrator of intelligent LED lighting solutions, today announced in conjunction with its annual shareholders’ meeting, that there have been further developments in its on-going dispute with Philips Solid State Lighting Solutions, Inc., Koninklijke Philips Electronics N.V. and Philips Electronics North America Corporation (collectively “Philips”).
On September 4, 2008, in response to LSG’s motion for a preliminary injunction to prevent Philips from further harming LSG, the court issued a ruling in LSG’s favor. In reaching its decision, the court indicated that LSG is likely to prevail on the merits of its case and stated that “the evidence shows that defendants [Philips] likely obtained confidential information during its relationship with plaintiffs [LSG]...” Following oral argument, the court affirmed its tentative ruling and instructed the parties to submit a proposed order setting forth the terms of the injunctive relief provided to LSG by the court. Proposed orders have been submitted to the court by LSG and Philips. A copy of the decision is available from the Sacramento Superior Court of California.
The action began in March 2008 when LSG filed a complaint in the Superior Court of California, County of Sacramento alleging, among other things, that Philips had misappropriated confidential information and engaged in unfair trade practices.
LSG is also involved in patent litigation with Philips. In February 2008, Philips filed a patent infringement action against LSG in federal court in Massachusetts. That case is in the discovery stage. Early last week, LSG filed an action in federal court in California to declare a patent owned by Philips invalid and not infringed. Philips has not yet filed an answer in that case. Subsequently, late last week Philips filed a patent infringement action in federal court in Massachusetts. LSG has not yet filed an answer.
“We are confident that LSG will prevail in each of these actions and that the lawsuits will not interfere with our business,” said John Mitchell, General Counsel of LSG.
Additional information about the dispute is available in LSG’s public filings at http://investor.lsgc.com/financials.cfm.
About Lighting Science
Lighting Science Group Corporation (www.lsgc.com) innovates, designs, manufactures and markets LED lighting solutions for consumer and professional applications that are environmentally friendlier and less costly to operate than traditional lighting products. The Company’s patented and patent-pending designs in power management, thermal management, modules, light engines, controls and micro-electronics are engineered to enhance lighting performance, reduce energy consumption, lower maintenance costs and eliminate the use of hazardous materials. The company is at the forefront of global LED research and product development and designs and manufactures ready-to-use LED lamps and luminaires, as well as provides customized lighting solutions for architectural and artistic projects. Lighting Science has offices in New York, New York; Westampton, New Jersey; Sacramento, California; Satellite Beach, Florida; Dallas, Texas; Tokyo, Japan; Goes, The Netherlands; Buckinghamshire, England; and Sydney, Australia.

About LED Holdings
LED Holdings, LLC, a portfolio company of Pegasus Capital Advisors (www.pcalp.com) holds a majority of the issued and outstanding shares of Common Stock of Lighting Science Group Corporation. Pegasus Capital Advisors is a private equity fund manager with offices in New York, New York and Cos Cob, Connecticut. Founded in 1995, Pegasus provides capital to middle market companies across a wide range of industries, with particular focus on businesses that make a meaningful contribution to society by positively affecting the environment, contributing to sustainability and enabling healthy living.
Certain statements in the press release constitute “forward-looking statements” relating to LSG within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events with respect to LSG’s litigation with Philips, including expectations concerning its outcome, are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements including specifically the uncertainties inherent in litigation. In evaluating these statements, you should specifically consider various factors (including specifically the uncertainties inherent in litigation) that may cause our actual results to differ materially from any forward-looking statements. Readers should carefully review the risk factors described above and in other documents filed by LSG with the SEC. Readers are specifically directed to the discussion under “Risk Factors” in LSG’s current Registration Statements on Form S-1.
MEDIA CONTACTS:
Joey Marquart
212-704-8133
joey.marquart@edelman.com
INVESTOR CONTACT:
Steve Hamilton
214-382-3650
steve.hamilton@lsgc.com